Exhibit 99
Barnes Group Inc

Barnes Group Inc.
123 Main Street
Bristol, CT 06010

NEWS RELEASE

BARNES GROUP INC. ASSOCIATED SPRING TO
CLOSE PRODUCTION OPERATIONS IN SALINE, MICHIGAN

BRISTOL, Conn., March 14, 2014 — Barnes Group Inc. (NYSE: B), an international industrial and aerospace manufacturer and service provider, today announced the planned closure of production operations at its Associated Spring facility located in Saline, Michigan.

The Saline production operations, which include approximately 50 employees, primarily manufacture certain automotive engine valve springs, a highly commoditized product. Based on changing market dynamics and increased customer demands for commodity pricing, several customers advised the Company of their intent to transition these specific springs to other suppliers, which led to the decision to close production operations in Saline. The closure is expected to be completed mid-year 2014.

The 2014 pretax charges associated with the closure of the production operations are estimated to be approximately $8 million, with about half of this amount expected to be recorded in the first quarter. Of this total amount, approximately $3 million relates to employee termination costs, primarily severance and pension costs. The balance relates to other costs associated with the closure of the production operations. Approximately $6 million of the $8 million in pretax charges is expected to result in future cash expenditures.

These charges are not included in the Company’s 2014 full-year outlook provided on February 21, 2014 which was current only as of the date provided.  The Company plans to update its 2014 full-year outlook during the next quarterly earnings call, which is anticipated to take place in late April 2014.

About Barnes Group

Founded in 1857, Barnes Group Inc. (NYSE: B) is an international industrial and aerospace manufacturer and service provider, serving a wide range of end markets and customers. The products and services provided by Barnes Group are used in far-reaching applications that provide transportation, communication, manufacturing and technology to the world. Barnes Group’s approximately 4,300 dedicated employees, at more than 60 locations worldwide, are committed to achieving consistent and sustainable profitable growth. For more information, visit www.BGInc.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding the planned closure of production operations at the Company’s facility in Saline, Michigan and charges and cash expenditure anticipated in connection with such closure. Forward-looking statements often address our expected future operating and financial performance and financial condition, and often contain words such as "anticipate," "believe," "expect," "plan," "strategy," "estimate," "project," and similar terms. These forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements. These include, among others: restructuring charges and other one-time costs associated with planned closure of production operations at the Company’s facility in Saline, Michigan may vary materially from management's current estimates due to variations in one or more of anticipated headcount

Barnes Group Inc. / 2

reductions, contract terminations, costs or timing of plan implementation; difficulty maintaining relationships with employees, including unionized employees, customers, distributors, suppliers, business partners or governmental entities; potential strikes or work stoppages; the impact of intense competition; and other risks and uncertainties described in documents filed with or furnished to the Securities and Exchange Commission (SEC) by the Company, including, among others, those in the Management's Discussion and Analysis of Financial Condition and Results of Operations and Risk Factors sections of the Company's filings. The risks and uncertainties described in our periodic filings with the SEC include, among others, uncertainties relating to conditions in financial markets; future financial performance of the industries or customers that we serve; our dependence upon revenues and earnings from a small number of significant customers; a major loss of customers; restructuring costs or savings; the continuing impact of strategic actions, including divestitures, restructurings, or strategic business realignments, and our ability to achieve the financial and operational targets set in connection with any such actions; the outcome of pending and future legal, governmental, or regulatory proceedings and contingencies and uninsured claims.

The Company assumes no obligation to update our forward-looking statements.

Barnes Group Inc.

Media Contact:
Rikki Crea
Manager, Corporate Communications
860-973-2132

Investor Contact:
William Pitts
Director, Investor Relations
860-973-2144

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